SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------


                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 10, 2001



                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



           Delaware                   1-9494                   13-3228013
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
       of incorporation)                                  Identification Number)


   727 Fifth Avenue, New York, New York                          10022
(Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code:  (212) 755-8000

Item 5.  Other Events.

     On July 10, 2001, Registrant issued the following press release providing a second quarter business update.


NEW YORK, July 10, 2001 - Tiffany & Co. (NYSE-TIF) net sales in its second quarter-to-date are tracking approximately equal to prior year and, on a constant-exchange-rate basis which excludes the effect of translating local-currency-denominated sales into U.S. dollars, are a few percent above prior year. Assuming similar trends for the rest of July, the Company expects that second quarter net earnings will be in a range of 23-25 cents per diluted share, compared with the prior year's 26 cents per diluted share. The published First Call range of security analysts' estimates is 23-27 cents per diluted share.

Preparing to address investors at a conference in Boston, Michael J. Kowalski, president and chief executive officer, said, "It should be no surprise that the current U.S. macro environment remains challenging, and we continue to face difficult comparisons to the robust conditions of a year ago. U.S. comparable store sales are a few percent below the prior year, which is favorable to an 8 percent decline in the first quarter. We are pleased with the number of retail transactions, but restrained customer spending continues to reduce the average transaction size. International sales results are generally on or close to expectations. In total, our earnings performance, benefiting from a higher gross margin and expense control, is respectable in this environment."

Mr. Kowalski added, "Tiffany's initiatives in store expansion, merchandising and marketing continue to be very rewarding. Looking ahead, we expect further sales improvement in the third quarter with net earnings approximating the prior year. Based on an improving retail environment by year-end and considerably easier comparisons, we maintain our expectations for healthy sales and earnings growth in the fourth quarter."

Tiffany's second quarter will end July 31. Results will be reported on August 16 and a conference call that day at 8:30 a.m. (EST) will be broadcast on the Internet at www.shareholder.com/tiffany, www.vcall.com and www.streetevents.com.

Tiffany & Co. is the internationally renowned jeweler and specialty retailer. Sales are made primarily through TIFFANY & CO. stores and boutiques in the Americas, Asia-Pacific, Europe and the Middle East. Direct Marketing includes Tiffany's corporate division, catalog and Internet sales. Additional information can be found on Tiffany's Web site, www.tiffany.com and on its shareholder information line (800) TIF-0110.

This press release  contains  certain  "forward-looking"  statements  concerning expectations for sales, margins and earnings. Actual results might differ materially from those projected in the forward-looking statements. Information concerning factors that could cause actual results to differ materially are set forth in Tiffany's 2000 Annual Report and in Form 10-K, 10-Q and 8-K Reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.
                                     # # #

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            TIFFANY & CO.


                                    BY:     /s/ Patrick B. Dorsey
                                            ------------------------------------
                                            Patrick B. Dorsey
                                            Senior Vice President, Secretary and
                                            General Counsel

Date: July 11, 2001